Exhibit 23.3

Independent Auditor’s Consent

The Board of Directors

Marchex, Inc.:

We consent to the use of our report dated June 21, 2011, with respect to the balance sheets of Jingle Networks, Inc. as of December 31, 2009 and 2010, and the related statements of operations, stockholders’ equity and cash flows for each of the two years then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Seattle, Washington

July 28, 2011